Exhibit (21.1) - List of Subsidiaries




NAME                                             PERCENTAGE OWNERSHIP
----                                             --------------------
Tengtu United Electronics Development, Co. Ltd.             57%
(Joint Venture)

Iconix International, Inc.                                  44%

TIC Beijing Electronics Co., Ltd.                           100%

Edsoft Platforms (Canada) Ltd.                              100%

Edsoft Platforms (H.K.) Limited                             60.2%

ebiztengtu.com, Inc.                                        100%